ARTICLES OF AMENDMENT
                                     OF THE
                          ARTICLES OF INCORPORATION OF
                    LEGG MASON GROWTH AND INCOME TRUST, INC.

LEGG MASON GROWTH AND INCOME TRUST, INC., a Maryland corporation, having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter called the "Corporation"), desiring to change its corporate name to "Legg Mason Total Return Trust, Inc.," hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:
         Article SECOND of the Articles of Incorporation of the Corporation is amended by striking "Legg Mason Growth and Income Trust, Inc." and substituting therefore "Legg Mason Total Return Trust, Inc."

SECOND:
         These amendments were advised by the Board of Directors and approved by the shareholders.


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         IN WITNESS WHEREOF, LEGG MASON GROWTH AND INCOME TRUST, INC.,
has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this__ day of November, 1985

                                         LEGG MASON GROWTH AND INCOME
                                                  TRUST, INC.

                                         By: /s/ John F. Curley, Jr.
                                             _________________________
                                                 John F. Curley, Jr.
                                                 President

Attest:

/s/ Patricia A. McCourt
_______________________
Patricia A. McCourt
Assistant Secretary

         THE UNDERSIGNED, President of LEGG MASON GROWTH AND INCOME TRUST, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to


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the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                     /s/ John F. Curley, Jr.
                                                     ________________________
                                                     John F. Curley, Jr.
                                                     President